Exhibit 99.1

Natural Resource Partners L.P.
1201 Louisiana St., Suite 3400, Houston, TX 77002

NEWS RELEASE
Natural Resource Partners L.P. Reports
First Quarter 2019 Results

HOUSTON, May 8, 2019 - Natural Resource Partners L.P. (NYSE:NRP) today reported first quarter 2019 results as follows:

	Three Months Ended		Last Twelve Months
	March 31,		March 31,
(In thousands, except per unit data) (Unaudited)	2019	2018	2019
Net income from continuing operations	$35,765	$26,286	$131,839
Adjusted EBITDA (1)	52,449	52,207	230,483
Cash flow provided by (used in) continuing operations:
Operating activities	22,832	17,414	183,700
Investing activities	697	3,240	5,064
Financing activities	(99,852)	(26,844)	(79,847)
Distributable cash flow (1)	23,139	20,654	386,465
Free cash flow (1)	23,273	19,998	186,715
Cash flow cushion (last twelve months) (1)			32,484

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

"NRP started the year with a solid quarter of financial results, continued robust cash flow generation and paid off $86 million of debt," commented NRP’s President and Chief Operating Officer, Craig Nunez. “Additionally, in April we successfully refinanced our $100 million revolving credit facility, extending the maturity from 2020 to 2023, and we issued $300 million of 9.125% unsecured bonds due 2025, which will be used along with cash on hand to redeem our existing $346 million of 10.5% bonds later this month, lowering our total debt by an additional $46 million. We are pleased with the results of these transactions and remain committed to continue strengthening our balance sheet to further de-lever and de-risk the Partnership.”
NRP's liquidity was $229.7 million at March 31, 2019, consisting of $112.4 million of cash, $17.3 million of cash restricted for debt repayment and $100.0 million of borrowing capacity available under its credit facility. After giving effect to the refinancing transactions, NRP's liquidity as of March 31, 2019 would have been approximately $154 million, consisting of approximately $54 million of cash and $100 million of borrowing capacity. NRP's consolidated Debt-to-Adjusted EBITDA ratio at March 31, 2019, excluding the one-time, beneficial Hillsboro settlement, was 2.9x, and after giving effect to the refinancing transactions it will improve to 2.7x.

NRP's cash flow cushion for the last twelve months ended March 31, 2019 was $32.5 million. Cash flow cushion represents the amount of free cash flow left over after payment of mandatory debt amortizations and preferred and common unit distributions.

NRP declared a cash distribution of $0.45 per common unit and a cash distribution of $7.5 million on NRP’s Preferred Units for the first quarter of 2019. In addition, NRP declared a one-time special cash distribution of $0.85 per common unit to cover the common unitholders' tax liability resulting from the sale of NRP's construction aggregates business in December 2018.

First Quarter Segment Results (Unaudited)

	Operating Business Segments
	Coal Royalty and Other	Soda Ash	Corporate and Financing	Total
(In thousands)
Three Months Ended March 31, 2019
Net income (loss) from continuing operations	$42,607	$11,682	$(18,524)	$35,765
Adjusted EBITDA (1)	46,999	9,800	(4,350)	52,449
Cash flow provided by (used in) continuing operations:
Operating activities	42,916	9,800	(29,884)	22,832
Investing activities	697	—	—	697
Financing activities	—	—	(99,852)	(99,852)
Distributable cash flow (1)	43,613	9,800	(29,884)	23,139
Free cash flow (1)	43,357	9,800	(29,884)	23,273

Three Months Ended March 31, 2018
Net income (loss) from continuing operations	$38,951	$9,621	$(22,286)	$26,286
Adjusted EBITDA (1)	44,293	12,250	(4,336)	52,207
Cash flow provided by (used in) continuing operations:
Operating activities	38,793	10,153	(31,532)	17,414
Investing activities	1,143	2,097	—	3,240
Financing activities	—	—	(26,844)	(26,844)
Distributable cash flow (1)	39,936	12,250	(31,532)	20,654
Free cash flow (1)	39,280	12,250	(31,532)	19,998

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Coal Royalty and Other
Solid first quarter quarter 2019 results were driven by continued stable performance from NRP's metallurgical and thermal coal properties. First quarter 2019 revenues, net income and Adjusted EBITDA were positively impacted by higher average coal royalty revenue per ton and increased coal overriding royalty revenues from NRP's Williamson property in the Illinois Basin. In addition, NRP recorded $2.8 million of revenue from its Hillsboro property in the first quarter of 2019, compared to zero in the prior year quarter, following the settlement of the Foresight litigation in the fourth quarter of 2018. Consistent with the prior year quarter, approximately 65% of NRP's coal royalty revenues and approximately 55% of its coal royalty production was derived from metallurgical coal during the three months ended March 31, 2019.
Distributable cash flow and Free cash flow increased compared to the prior year quarter primarily as a result of the timing of cash collections and the collection of lease amendment fees in the first quarter of 2019.
Soda Ash
Soda Ash segment operating performance increased compared to the prior year quarter primarily as a result of an increase in production and sales volumes and higher domestic and international sales prices compared to the prior year quarter.
Adjusted EBITDA, Distributable cash flow and Free cash flow decreased $2.5 million compared to the prior year quarter as a result of a lower cash distribution received from Ciner Wyoming in the first quarter of 2019.
Corporate and Finance
Corporate and Finance segment results improved compared to the prior year quarter primarily due to lower interest expense as a result of NRP's continued debt repayment.

Conference Call
A conference call will be held today at 10:00 a.m. ET. To join the conference call, dial (844) 379-6938 and provide the conference code 55454892. Investors may also listen to the call via the Investor Relations section of the NRP website at www.nrplp.com. To access the replay, please visit the Investor Relations section of NRP’s website.
Company Profile

Natural Resource Partners L.P., a master limited partnership headquartered in Houston, TX, is a diversified natural resource company that owns, manages and leases a diversified portfolio of mineral properties in the United States including interests in coal, industrial minerals and other natural resources. A large percentage of NRP's revenues are generated from royalties and other passive income. In addition, NRP owns an equity investment in Ciner Wyoming, a trona/soda ash operation.

For additional information, please contact Tiffany Sammis at 713-751-7515 or tsammis@nrplp.com. Further information about NRP is available on the partnership’s website at http://www.nrplp.com.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the partnership. These risks include, but are not limited to, commodity prices; decreases in demand for coal, aggregates and industrial minerals, including trona/soda ash; changes in operating conditions and costs; production cuts by our lessees; unanticipated geologic problems; our liquidity, leverage and access to capital and financing sources; changes in the legislative or regulatory environment, litigation risk, and other factors detailed in Natural Resource Partners’ Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

"Adjusted EBITDA" is a non-GAAP financial measure that we define as net income (loss) from continuing operations less equity earnings from unconsolidated investment, net income attributable to non-controlling interest and gain on reserve swap; plus total distributions from unconsolidated investment, interest expense, net, debt modification expense, loss on extinguishment of debt, depreciation, depletion and amortization and asset impairments. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring items that materially affect our net income (loss), the lack of comparability of results of operations of different companies and the different methods of calculating Adjusted EBITDA reported by different companies. In addition, Adjusted EBITDA presented below is not calculated or presented on the same basis as Consolidated EBITDA as defined in our partnership agreement or Consolidated EBITDDA as defined in Opco's debt agreements. Adjusted EBITDA is a supplemental performance measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis.
“Distributable cash flow” or "DCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities of continuing operations plus distributions from unconsolidated investment in excess of cumulative earnings, proceeds from sales of assets, including sales of discontinued operations, and return of long-term contract receivables (including affiliate); less maintenance capital expenditures and distributions to non-controlling interest. DCF is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. DCF may not be calculated the same for us as for other companies. In addition, Distributable cash flow is not calculated or presented on the same basis as distributable cash flow as defined in our partnership agreement, which is used as a metric to determine whether we are able to increase quarterly distributions to our common unitholders. Distributable cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.

“Free cash flow” or "FCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities of continuing operations plus distributions from unconsolidated investment in excess of cumulative earnings and return of long-term contract receivables (including affiliate); less maintenance and expansion capital expenditures, cash flow used in acquisition costs classified as financing activities and distributions to non-controlling interest. FCF is calculated before mandatory debt repayments. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Free cash flow may not be calculated the same for us as for other companies. Free cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.
“Free cash flow excluding discontinued operations and one-time beneficial items” is a non-GAAP financial measure that we define as Free cash flow excluding discontinued operations and one-time beneficial items. Free cash flow excluding discontinued operations and one-time beneficial items is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Free cash flow excluding discontinued operations and one-time beneficial items may not be calculated the same for us as for other companies. Free cash flow excluding discontinued operations and one-time beneficial items is a supplemental liquidity measure used by our management to assess our ability to make cash distributions and repay debt.
"Cash flow cushion" is a non-GAAP financial measure that we define as Free cash flow excluding discontinued operations and one-time beneficial items less mandatory Opco debt amortization payments, preferred unit distributions and common unit distributions. Cash flow cushion is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Cash flow cushion is a supplemental liquidity measure used by our management to assess the Partnership's ability to make or raise cash distributions to our common and preferred unitholders and our general partner and repay debt or redeem preferred units.
"Return on capital employed" or "ROCE" is a non-GAAP financial measure that we define as Net income from continuing operations plus interest expense divided by the sum of equity excluding equity of discontinued operations, and debt. Return on capital employed should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. Return on capital employed is a supplemental performance measure used by our management team that measures our profitability and efficiency with which our capital is employed. The measure provides an indication of operating performance before the impact of leverage in the capital structure.
"Return on capital employed excluding discontinued operations and one-time beneficial items" is a non-GAAP financial measure that we define as Return on capital employed excluding one-time beneficial items. Return on capital employed excluding discontinued operations and one-time beneficial items should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. Return on capital employed excluding discontinued operations and one-time beneficial items is a supplemental performance measure used by our management team that measures our profitability and efficiency with which our capital is employed excluding the impact of one-time beneficial items. The measure provides an indication of operating performance before the impact of leverage in the capital structure and excluding the impact of one-time beneficial items.

-Financial Tables, Reconciliation of Non-GAAP Measures and Recap of Metrics Follow-

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Comprehensive Income

	Three Months Ended
	March 31,		December 31,
(In thousands, except per unit data)	2019	2018	2018
Revenues and other income
Coal royalty and other	$49,502	$44,474	$43,966
Transportation and processing services	5,601	5,383	6,649
Equity in earnings of Ciner Wyoming	11,682	9,621	13,320
Gain on litigation settlement	—	—	25,000
Gain on asset sales	256	651	1,622
Total revenues and other income	$67,041	$60,129	$90,557

Operating expenses
Operating and maintenance expenses	$8,360	$6,215	$8,387
Depreciation, depletion and amortization	4,392	5,100	6,325
General and administrative expenses	4,350	4,336	5,714
Asset impairments	—	242	18,038
Total operating expenses	$17,102	$15,893	$38,464

Income from operations	$49,939	$44,236	$52,093

Interest expense, net	$(14,174)	$(17,950)	$(17,001)

Net income from continuing operations	$35,765	$26,286	$35,092
Income (loss) from discontinued operations	(46)	(1,948)	13,966
Net income	$35,719	$24,338	$49,058
Less: income attributable to preferred unitholders	(7,500)	(7,500)	(7,500)
Net income attributable to common unitholders and general partner	$28,219	$16,838	$41,558

Net income attributable to common unitholders	$27,655	$16,501	$40,727
Net income attributable to the general partner	$564	$337	$831

Income from continuing operations per common unit
Basic	$2.26	$1.50	$2.21
Diluted	$1.75	$1.16	$1.69

Net income per common unit
Basic	$2.26	$1.35	$3.33
Diluted	$1.75	$1.08	$2.36

Net income	$35,719	$24,338	$49,058
Comprehensive income (loss) from unconsolidated investment and other	1,005	(1,125)	619
Comprehensive income	$36,724	$23,213	$49,677

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Cash Flows
	Three Months Ended
	March 31,		December 31,
(In thousands)	2019	2018	2018
Cash flows from operating activities
Net income	$35,719	$24,338	$49,058
Adjustments to reconcile net income to net cash provided by operating activities of continuing operations:
Depreciation, depletion and amortization	4,392	5,100	6,325
Distributions from unconsolidated investment	9,800	10,153	9,800
Equity earnings from unconsolidated investment	(11,682)	(9,621)	(13,320)
Gain on asset sales	(256)	(651)	(1,622)
Income (loss) from discontinued operations	46	1,948	(13,966)
Asset impairments	—	242	18,038
Unit-based compensation expense	901	687	290
Amortization of debt issuance costs and other	1,796	1,154	3,112
Change in operating assets and liabilities:
Accounts receivable	(4,927)	(10,027)	159
Accounts payable	(616)	869	1,048
Accrued liabilities	(6,164)	(5,042)	3,212
Accrued interest	(10,033)	(9,777)	8,806
Deferred revenue	4,534	5,361	10,265
Other items, net	(678)	2,680	(716)
Net cash provided by operating activities of continuing operations	$22,832	$17,414	$80,489
Net cash provided by operating activities of discontinued operations	121	2,385	886
Net cash provided by operating activities	$22,953	$19,799	$81,375

Cash flows from investing activities
Distributions from unconsolidated investment in excess of cumulative earnings	$—	$2,097	$—
Proceeds from sale of assets	256	656	1,623
Return of long-term contract receivables	441	487	455
Net cash provided by investing activities of continuing operations	$697	$3,240	$2,078
Net cash provided by (used in) investing activities of discontinued operations	(390)	(3,413)	192,364
Net cash provided by (used in) investing activities	$307	$(173)	$194,442

Cash flows from financing activities
Borrowings on revolving credit facility	—	35,000	—
Repayments of loans	(86,468)	(40,800)	(119,986)
Redemption of preferred units paid-in-kind	—	(8,844)	—
Distributions to common unitholders and general partner	(5,625)	(5,617)	(5,623)
Distributions to preferred unitholders	(7,500)	(7,765)	(7,500)
Contributions from (to) discontinued operations	(269)	1,408	197,965
Debt issuance costs and other	10	(226)	—
Net cash provided by (used in) financing activities of continuing operations	$(99,852)	$(26,844)	$64,856
Net cash provided by (used in) financing activities of discontinued operations	269	(1,457)	(198,030)
Net cash used in financing activities	$(99,583)	$(28,301)	$(133,174)

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Net increase (decrease) in cash, cash equivalents and restricted cash	$(76,323)	$(8,675)	$142,643

Cash, cash equivalents and restricted cash of continuing operations at beginning of period	$206,030	$26,980	$58,607
Cash, cash equivalents and restricted cash of discontinued operations at beginning of period	—	2,847	4,780
Cash, cash equivalents and restricted cash at beginning of period	$206,030	$29,827	$63,387

Cash, cash equivalents and restricted cash at end of period	$129,707	$21,152	$206,030
Less: cash, cash equivalents and restricted cash of discontinued operations at end of period	—	(362)	—
Cash, cash equivalents and restricted cash of continuing operations at end of period	$129,707	$20,790	$206,030

Supplemental cash flow information:
Cash paid during the period for interest of continuing operations	$23,422	$26,023	$6,838

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Balance Sheets

	March 31,	December 31,
	2019	2018
(In thousands, except unit data)
ASSETS
Current assets
Cash and cash equivalents	$112,374	$101,839
Restricted cash	17,333	104,191
Accounts receivable, net	37,023	32,058
Prepaid expenses and other	4,141	3,462
Current assets of discontinued operations	998	993
Total current assets	$171,869	$242,543
Land	24,008	24,008
Plant and equipment, net	893	984
Mineral rights, net	739,570	743,112
Intangible assets, net	41,754	42,513
Equity in unconsolidated investment	249,936	247,051
Long-term contracts receivable	38,464	38,945
Other assets	5,677	2,491
Total assets	$1,272,171	$1,341,647
LIABILITIES AND CAPITAL
Current liabilities
Accounts payable	$1,797	$2,414
Accrued liabilities	6,200	12,347
Accrued interest	4,312	14,345
Current portion of deferred revenue	4,614	3,509
Current portion of long-term debt, net	46,024	115,184
Current liabilities of discontinued operations	727	947
Total current liabilities	$63,674	$148,746
Deferred revenue	52,473	49,044
Long-term debt, net	541,677	557,574
Other non-current liabilities	4,720	1,150
Total liabilities	$662,544	$756,514
Commitments and contingencies
Class A Convertible Preferred Units (250,000 units issued and outstanding at $1,000 par value per unit; liquidation preference of $1,500 per unit)	$164,587	$164,587
Partners’ capital:
Common unitholders’ interest (12,261,199 and 12,249,469 units issued and outstanding at March 31, 2019 and December 31, 2018, respectively)	$378,140	$355,113
General partner’s interest	5,476	5,014
Warrant holders' interest	66,816	66,816
Accumulated other comprehensive loss	(2,457)	(3,462)
Total partners’ capital	447,975	423,481
Non-controlling interest	(2,935)	(2,935)
Total capital	445,040	420,546
Total liabilities and capital	$1,272,171	$1,341,647

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Partners' Capital

	Common Unitholders		General Partner	Warrant Holders	Accumulated Other Comprehensive Loss	Partners' Capital Excluding Non-Controlling Interest	Non-Controlling Interest	Total Capital

(In thousands)	Units	Amounts
Balance at December 31, 2018	12,249	$355,113	$5,014	$66,816	$(3,462)	$423,481	$(2,935)	$420,546
Net income (1)	—	35,005	714	—	—	35,719	—	35,719
Distributions to common unitholders and general partner	—	(5,513)	(112)	—	—	(5,625)	—	(5,625)
Distributions to preferred unitholders	—	(7,350)	(150)	—	—	(7,500)	—	(7,500)
Issuance of unit-based awards	12	486	—	—	—	486	—	486
Unit-based awards amortization and vesting	—	399	—	—	—	399	—	399
Comprehensive income from unconsolidated investment and other	—	—	10	—	1,005	1,015	—	1,015
Balance at March 31, 2019	12,261	$378,140	$5,476	$66,816	$(2,457)	$447,975	$(2,935)	$445,040

(1)
Net income includes $7.5 million attributable to Preferred Unitholders that accumulated during the period, of which $7.35 million is allocated to the common unitholders and $0.15 million is allocated to the general partner.

	Common Unitholders		General Partner	Warrant Holders	Accumulated Other Comprehensive Loss	Partners' Capital Excluding Non-Controlling Interest	Non-Controlling Interest	Total Capital

(In thousands)	Units	Amounts
Balance at December 31, 2017	12,232	$199,851	$1,857	$66,816	$(3,313)	$265,211	$(3,394)	$261,817
Cumulative effect of adoption of accounting standard	—	69,057	1,409	—	—	70,466	—	70,466
Net income (1)	—	23,851	487	—	—	24,338	—	24,338
Distributions to common unitholders and general partner	—	(5,505)	(112)	—	—	(5,617)	—	(5,617)
Distributions to preferred unitholders	—	(7,610)	(155)	—	—	(7,765)	—	(7,765)
Issuance of unit-based awards	14	410	—	—	—	410	—	410
Unit-based awards amortization and vesting	—	197	—	—	—	197	—	197
Comprehensive income (loss) from unconsolidated investment and other	—	—	8	—	(1,125)	(1,117)	—	(1,117)
Balance at March 31, 2018	12,246	$280,251	$3,494	$66,816	$(4,438)	$346,123	$(3,394)	$342,729

(1)
Net income includes $7.5 million attributable to Preferred Unitholders that accumulated during the period, of which $7.35 million is allocated to the common unitholders and $0.15 million is allocated to the general partner.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

The following tables present NRP's unaudited business results by segment for the three months ended March 31, 2019 and 2018 and December 31, 2018:

	Operating Business Segments
	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
Three Months Ended March 31, 2019
Revenues	$55,103	$11,682	$—	$66,785
Gains on asset sales, net	256	—	—	256
Total revenues and other income	$55,359	$11,682	$—	$67,041
Asset impairments	$—	$—	$—	$—
Net income (loss) from continuing operations	$42,607	$11,682	$(18,524)	$35,765
Adjusted EBITDA (1)	$46,999	$9,800	$(4,350)	$52,449
Distributable cash flow (1) (2)	$43,613	$9,800	$(29,884)	$23,139
Free cash flow (1)	$43,357	$9,800	$(29,884)	$23,273

Three Months Ended March 31, 2018
Revenues	$49,857	$9,621	$—	$59,478
Gains on asset sales, net	651	—	—	651
Total revenues and other income	$50,508	$9,621	$—	$60,129
Asset impairments	$242	$—	$—	$242
Net income (loss) from continuing operations	$38,951	$9,621	$(22,286)	$26,286
Adjusted EBITDA (1)	$44,293	$12,250	$(4,336)	$52,207
Distributable cash flow (1)	$39,936	$12,250	$(31,532)	$20,654
Free cash flow (1)	$39,280	$12,250	$(31,532)	$19,998

Three Months Ended December 31, 2018
Revenues	$50,615	$13,320	$—	$63,935
Gain on litigation settlement	25,000	—	—	25,000
Gains on asset sales, net	1,622	—	—	1,622
Total revenues and other income	$77,237	$13,320	$—	$90,557
Asset impairments	$18,038	$—	$—	$18,038
Net income (loss) from continuing operations	$44,487	$13,320	$(22,715)	$35,092
Adjusted EBITDA (1)	$68,850	$9,800	$(5,714)	$72,936
Net cash provided by (used in) operating activities of continuing operations	$80,272	$9,800	$(9,583)	$80,489
Net cash provided by (used in) investing activities of continuing operations	$2,078	$—	$—	$2,078
Net cash provided by (used in) financing activities of continuing operations	$—	$—	$64,856	$64,856
Distributable cash flow (1) (2)	$82,350	$9,800	$(9,583)	$280,658
Free cash flow (1)	$80,727	$9,800	$(9,583)	$80,944

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

(2)	Includes net proceeds from sale of construction aggregates business which are classified as investing cash flow from discontinued operations.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Operating Statistics - Coal Royalty and Other

	Three Months Ended
	March 31,		December 31,
(In thousands, except per ton data)	2019	2018	2018
Coal production (tons)
Appalachia
Northern	859	225	1,697
Central	3,422	3,545	3,415
Southern	348	546	422
Total Appalachia	4,629	4,316	5,534
Illinois Basin	560	743	648
Northern Powder River Basin	856	1,233	1,417
Total coal production	6,045	6,292	7,599
Coal royalty revenue per ton
Appalachia
Northern	$4.71	$4.73	$1.78
Central	6.03	5.71	5.79
Southern	8.61	7.16	7.89
Illinois Basin	4.77	4.14	4.84
Northern Powder River Basin	2.61	2.24	2.56
Combined average coal royalty revenue per ton	5.39	4.93	4.33
Coal royalty revenues
Appalachia
Northern	$4,045	$1,066	$3,021
Central	20,644	20,232	19,764
Southern	2,997	3,914	3,327
Total Appalachia	27,686	25,212	26,112
Illinois Basin	2,670	3,075	3,140
Northern Powder River Basin	2,231	2,765	3,628
Unadjusted coal royalty revenues	$32,587	$31,052	$32,880
Coal royalty adjustment for minimum leases	(456)	(50)	(12)
Total coal royalty revenues	$32,131	$31,002	$32,868
Other revenues
Production lease minimum revenues	$2,700	$2,535	$1,897
Minimum lease straight-line revenues	3,316	603	623
Property tax revenues	1,433	1,182	1,454
Wheelage revenues	1,415	1,974	1,329
Coal overriding royalty revenues	3,975	2,872	3,386
Lease amendment revenues	771	—	—
Aggregates royalty revenues	1,464	1,091	1,188
Oil and gas royalty revenues	1,719	2,898	929
Other	578	317	292
Total other revenues	$17,371	$13,472	$11,098
Coal royalty and other	$49,502	$44,474	$43,966
Transportation and processing services	5,601	5,383	6,649
Gain on litigation settlement	—	—	25,000
Gain on asset sales	256	651	1,622
Total Coal Royalty and Other segment revenues and other income	$55,359	$50,508	$77,237

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Adjusted EBITDA

	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
Three Months Ended March 31, 2019
Net income (loss) from continuing operations	$42,607	$11,682	$(18,524)	$35,765
Less: equity earnings from unconsolidated investment	—	(11,682)	—	(11,682)
Add: total distributions from unconsolidated investment	—	9,800	—	9,800
Add: interest expense, net	—	—	14,174	14,174
Add: depreciation, depletion and amortization	4,392	—	—	4,392
Add: asset impairments	—	—	—	—
Adjusted EBITDA	$46,999	$9,800	$(4,350)	$52,449

Three Months Ended March 31, 2018
Net income (loss) from continuing operations	$38,951	$9,621	$(22,286)	$26,286
Less: equity earnings from unconsolidated investment	—	(9,621)	—	(9,621)
Add: total distributions from unconsolidated investment	—	12,250	—	12,250
Add: interest expense, net	—	—	17,950	17,950
Add: depreciation, depletion and amortization	5,100	—	—	5,100
Add: asset impairments	242	—	—	242
Adjusted EBITDA	$44,293	$12,250	$(4,336)	$52,207

Three Months Ended December 31, 2018
Net income (loss) from continuing operations	$44,487	$13,320	$(22,715)	$35,092
Less: equity earnings from unconsolidated investment	—	(13,320)	—	(13,320)
Add: total distributions from unconsolidated investment	—	9,800	—	9,800
Add: interest expense, net	—	—	17,001	17,001
Add: depreciation, depletion and amortization	6,325	—	—	6,325
Add: asset impairments	18,038	—	—	18,038
Adjusted EBITDA	$68,850	$9,800	$(5,714)	$72,936

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Leverage Ratio

	Three Months Ended
(In thousands)	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019	Last 12 Months
Net income from continuing operations	$35,129	$25,853	$35,092	$35,765	$131,839
Less: equity earnings from unconsolidated investment	(16,529)	(8,836)	(13,320)	(11,682)	(50,367)
Add (less): net loss (net income) attributable to non-controlling interest	(869)	359	—	—	(510)
Add: total distributions from unconsolidated investment	12,250	12,250	9,800	9,800	44,100
Add: interest expense, net	17,734	17,493	17,001	14,174	66,402
Add: depreciation, depletion and amortization	5,376	4,888	6,325	4,392	20,981
Add: asset impairments	—	—	18,038	—	18,038
Adjusted EBITDA	$53,091	$52,007	$72,936	$52,449	$230,483
Less: one-time Hillsboro litigation settlement					(25,000)
Adjusted EBITDA less one-time Hillsboro litigation settlement					$205,483

Debt—at March 31, 2019					$600,670

Leverage Ratio (1)					2.6	x

Leverage Ratio less one-time Hillsboro litigation settlement (2)					2.9	x

(1)	Leverage Ratio is calculated as last twelve months' Adjusted EBITDA divided by the outstanding principal of NRP's debt as of March 31, 2019.

(2)
Leverage Ratio less one-time Hillsboro litigation settlement is calculated as last twelve months' Adjusted EBITDA less one-time Hillsboro litigation settlement divided by the outstanding principal of NRP's debt as of March 31, 2019.

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Distributable Cash Flow and Free Cash Flow

	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
Three Months Ended March 31, 2019
Net cash provided by (used in) operating activities of continuing operations	$42,916	$9,800	$(29,884)	$22,832
Add: distributions from unconsolidated investment in excess of cumulative earnings	—	—	—	—
Add: proceeds from sale of assets	256	—	—	256
Add: proceeds from sale of discontinued operations	—	—	—	(390)
Add: return of long-term contract receivables	441	—	—	441
Distributable cash flow	$43,613	$9,800	$(29,884)	$23,139
Less: proceeds from sale of assets	(256)	—	—	(256)
Less: proceeds from sale of discontinued operations	—	—	—	390
Free cash flow	$43,357	$9,800	$(29,884)	$23,273

Three Months Ended March 31, 2018
Net cash provided by (used in) operating activities of continuing operations	$38,793	$10,153	$(31,532)	$17,414
Add: distributions from unconsolidated investment in excess of cumulative earnings	—	2,097	—	2,097
Add: proceeds from sale of assets	656	—	—	656
Add: return of long-term contract receivables	487	—	—	487
Distributable cash flow	$39,936	$12,250	$(31,532)	$20,654
Less: proceeds from sale of assets	(656)	—	—	(656)
Free cash flow	$39,280	$12,250	$(31,532)	$19,998

Three Months Ended December 31, 2018
Net cash provided by (used in) operating activities of continuing operations	$80,272	$9,800	$(9,583)	$80,489
Add: proceeds from sale of assets	1,623	—	—	1,623
Add: proceeds from sale of discontinued operations	—	—	—	198,091
Add: return of long-term contract receivables	455	—	—	455
Distributable cash flow	$82,350	$9,800	$(9,583)	$280,658
Less: proceeds from sale of assets	(1,623)	—	—	(1,623)
Less: proceeds from sale of discontinued operations	—	—	—	(198,091)
Free cash flow	$80,727	$9,800	$(9,583)	$80,944

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

LTM Cash Flow Excluding Discontinued Operations and One-Time Beneficial Items and Cash Flow Cushion

	Three Months Ended
(In thousands)	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019	Last 12 Months
Net cash provided by (used in) operating activities of continuing operations	$53,893	$26,486	$80,489	$22,832	$183,700
Add: distributions from unconsolidated investment in excess of cumulative earnings	—	—	—	—	—
Add: proceeds from sale of assets	170	—	1,623	256	2,049
Add: proceeds from sale of discontinued operations	—	—	198,091	(390)	197,701
Add: return of long-term contract receivables	529	1,590	455	441	3,015
Distributable cash flow	$54,592	$28,076	$280,658	$23,139	$386,465
Less: proceeds from sale of assets	(170)	—	(1,623)	(256)	(2,049)
Less: proceeds from sale of discontinued operations	—	—	(198,091)	390	(197,701)
Free cash flow	$54,422	$28,076	$80,944	$23,273	$186,715
Add (less): free cash flow provided by (used by) discontinued operations	(2,428)	2,871	125	121	689
Free cash flow including discontinued operations	$51,994	$30,947	$81,069	$23,394	$187,404
Add (less): free cash flow used by (provided by) discontinued operations	2,428	(2,871)	(125)	(121)	(689)
Less: cash flow from one-time Hillsboro litigation settlement	—	—	(25,000)	—	(25,000)
Free cash flow excluding discontinued operations and one-time beneficial items	$54,422	$28,076	$55,944	$23,273	$161,715
Less: mandatory Opco debt amortizations	(7,272)	(7,648)	(24,665)	(37,152)	(76,737)
Less: Preferred Unit distributions	(7,500)	(7,500)	(7,500)	(7,500)	(30,000)
Less: common unit distributions	(5,623)	(5,623)	(5,623)	(5,625)	(22,494)
Cash flow cushion	$34,027	$7,305	$18,156	$(27,004)	$32,484

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Return on Capital Employed ("ROCE")
	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
LTM Ended March 31, 2019
Net income (loss) from continuing operations	$164,384	$50,367	$(82,912)	$131,839
Interest expense	—	—	67,691	67,691
Return	$164,384	$50,367	$(15,221)	$199,530

As of March 31, 2018
Total assets of continuing operations	$944,085	$241,679	$4,856	$1,190,620
Less: total current liabilities of continuing operations excluding current debt	(8,306)	—	(8,068)	(16,374)
Less: total long-term liabilities of continuing operations excluding long-term debt	(37,081)	—	(252)	(37,333)
Add: non-controlling interest	3,445	—	—	3,445
Capital employed excluding discontinued operations	$902,143	$241,679	$(3,464)	$1,140,358

Total Partners' Capital (1)	$902,143	$241,679	$(972,628)	$346,175
Less: Partners' Capital from discontinued operations	—	—	—	(174,981)
Total Partners' Capital excluding discontinued operations	$902,143	$241,679	$(972,628)	$171,194
Class A Convertible Preferred Units	—	—	164,587	164,587
Debt	—	—	804,577	804,577
Capital employed excluding discontinued operations	$902,143	$241,679	$(3,464)	$1,140,358

ROCE excluding discontinued operations	18.2%	20.8%	N/A	17.5%

Excluding one-time beneficial items:
Return	$164,384	$50,367	$(15,221)	$199,530
Less: income from Hillsboro litigation settlement	(25,000)	—		(25,000)
Less: income from Ciner Wyoming's royalty dispute settlement	—	(12,678)		(12,678)
Return excluding discontinued operations and one-time beneficial items	$139,384	$37,689	$(15,221)	$161,852

ROCE excluding discontinued operations and one-time beneficial items	15.5%	15.6%	N/A	14.2%

(1)	Total Partners' Capital includes $175.0 million from discontinued operations.

-end-